                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                               UTi WORLDWIDE INC.

            U.S.$200,000,000 6.31% SENIOR UNSECURED GUARANTEED NOTES
                                DUE JULY 13, 2011

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                               Dated July 13, 2006

================================================================================

                                TABLE OF CONTENTS

SECTION                                   HEADING                           PAGE
-------                                   -------                           ----
SECTION 1. AUTHORIZATION OF NOTES........................................     1
   Section 1.1.   Authorization of Notes.................................     1
   Section 1.2.   Guarantee Agreement....................................     1

SECTION 2. SALE AND PURCHASE OF NOTES....................................     1

SECTION 3. CLOSING.......................................................     2

SECTION 4. CONDITIONS TO CLOSING.........................................     2
   Section 4.1.   Representations and Warranties.........................     2
   Section 4.2.   Performance; No Default................................     2
   Section 4.3.   Compliance Certificates................................     2
   Section 4.4.   Opinions of Counsel....................................     3
   Section 4.5.   Purchase Permitted By Applicable Law, Etc..............     3
   Section 4.6.   Sale of Other Notes....................................     4
   Section 4.7.   Payment of Special Counsel Fees........................     4
   Section 4.8.   Private Placement Number...............................     4
   Section 4.9.   Changes in Corporate Structure.........................     4
   Section 4.10.  Acceptance of Appointment to Receive Service of
                  Process................................................     4
   Section 4.11.  Funding Instructions...................................     4
   Section 4.12.  Proceedings and Documents..............................     4
   Section 4.13.  Subsidiary Guarantee Agreement.........................     4
   Section 4.14.  Miscellaneous Conditions...............................     4

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS................     5
   Section 5.1.   Organization; Power and Authority......................     5
   Section 5.2.   Authorization, Etc.....................................     5
   Section 5.3.   Disclosure.............................................     5
   Section 5.4.   Organization and Ownership of Shares of Subsidiaries;
                  Affiliates.............................................     6
   Section 5.5.   Financial Statements; Material Liabilities.............     7
   Section 5.6.   Compliance with Laws, Other Instruments, Etc...........     7
   Section 5.7.   Governmental Authorizations, Etc.......................     7
   Section 5.8.   Litigation; Observance of Agreements, Statutes and
                  Orders.................................................     8
   Section 5.9.   Taxes..................................................     8
   Section 5.10.  Title to Property; Leases..............................     9
   Section 5.11.  Licenses, Permits, Etc.................................     9
   Section 5.12.  Compliance with ERISA; Non-U.S. Plans..................     9

   Section 5.13.  Private Offering by the Company........................    10
   Section 5.14.  Use of Proceeds; Margin Regulations....................    10
   Section 5.15.  Existing Indebtedness; Future Liens....................    11
   Section 5.16.  Foreign Assets Control Regulations, Etc................    12
   Section 5.17.  Status under Certain Statutes..........................    12
   Section 5.18.  Environmental Matters..................................    12
   Section 5.19.  Ranking of Obligations.................................    13
   Section 5.20.  Obligor Group..........................................    13
   Section 5.21.  CASS Reserve...........................................    13
   Section 5.22.  Labor Matters..........................................    13
   Section 5.23.  Insolvency.............................................    13
   Section 5.24.  Taiwan Guarantor.......................................    13
   Section 5.25.  Lake States Trucking...................................    14

SECTION 6. REPRESENTATIONS OF THE PURCHASER..............................    14
   Section 6.1.   Purchase for Investment................................    14
   Section 6.2.   Source of Funds........................................    14
   Section 6.3.   Accredited Investor....................................    15

SECTION 7. INFORMATION AS TO COMPANY.....................................    16
   Section 7.1.   Financial and Business Information.....................    16
   Section 7.2.   Officer's Certificate..................................    19
   Section 7.3.   Visitation.............................................    20
   Section 7.4.   Limitation on Disclosure Obligation....................    20

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES...........................    21
   Section 8.1.   Required Prepayments...................................    21
   Section 8.2.   Optional Prepayments with Make-Whole Amount............    21
   Section 8.3.   Prepayment for Tax Reasons.............................    21
   Section 8.4.   Prepayment of Notes upon Change of Control.............    23
   Section 8.5.   Allocation of Partial Prepayments......................    24
   Section 8.6.   Maturity; Surrender, Etc...............................    24
   Section 8.7.   Purchase of Notes......................................    24
   Section 8.8.   Make-Whole Amount and Modified Make-Whole Amount.......    24
   Section 8.9.   Prepayment in Connection with Sales of Assets..........    26

SECTION 9. AFFIRMATIVE COVENANTS.........................................    26
   Section 9.1.   Compliance with Law....................................    26
   Section 9.2.   Insurance..............................................    27
   Section 9.3.   Maintenance of Properties..............................    27
   Section 9.4.   Payment of Taxes and Claims............................    27
   Section 9.5.   Corporate Existence, Etc...............................    27
   Section 9.6.   Books and Records......................................    28

   Section 9.7.   Priority of Obligations................................    28
   Section 9.8.   Minimum Interest Charge Coverage.......................    28
   Section 9.9.   Dividend Capture from South Africa.....................    28
   Section 9.10.  Additional Obligors and Collateral.....................    28
   Section 9.11.  Release of Subsidiary Guarantors.......................    29
   Section 9.12.  Guarantor Cover Ratio..................................    29
   Section 9.13.  Group Structure........................................    30
   Section 9.14.  CASS Agreement.........................................    30

SECTION 10. NEGATIVE COVENANTS...........................................    30
   Section 10.1.  Transactions with Affiliates...........................    30
   Section 10.2.  Consolidated Net Worth.................................    31
   Section 10.3.  Consolidated Total Debt Coverage.......................    31
   Section 10.4.  Priority Debt..........................................    31
   Section 10.5.  Liens..................................................    31
   Section 10.6.  Subsidiary Indebtedness................................    33
   Section 10.7.  Merger, Consolidation, Etc.............................    34
   Section 10.8.  Sale of Assets.........................................    35
   Section 10.9.  Line of Business.......................................    36
   Section 10.10. Terrorism Sanctions Regulations........................    36
   Section 10.11. Subsidiaries in South Africa...........................    36
   Section 10.12. South African Subordination Agreement and Cession in
                  Security Agreement.....................................    36
   Section 10.13. Capital Leases.........................................    36
   Section 10.14. Lake States Trucking...................................    37
   Section 10.15. UTi Spain S.L..........................................    37
   Section 10.16. Discharge of Pledge....................................    37
   Section 10.17. Hong Kong opinion......................................    37

SECTION 11. EVENTS OF DEFAULT............................................    37

SECTION 12. REMEDIES ON DEFAULT, ETC.....................................    40
   Section 12.1.  Acceleration...........................................    40
   Section 12.2.  Other Remedies.........................................    41
   Section 12.3.  Rescission.............................................    41
   Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc......    41

SECTION 13. TAX INDEMNIFICATION..........................................    42

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................    45
   Section 14.1.  Registration of Notes..................................    45
   Section 14.2.  Transfer and Exchange of Notes.........................    45
   Section 14.3.  Replacement of Notes...................................    45
   Section 14.4.  Representations of Transferee..........................    46

SECTION 15. PAYMENTS ON NOTES............................................    46
   Section 15.1.  Place of Payment.......................................    46
   Section 15.2.  Home Office Payment....................................    46

SECTION 16. EXPENSES, ETC................................................    47
   Section 16.1.  Transaction Expenses...................................    47
   Section 16.2.  Certain Taxes..........................................    47
   Section 16.3.  Survival...............................................    47

SECTION 17.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..    48

SECTION 18. AMENDMENT AND WAIVER.........................................    48
   Section 18.1.  Requirements...........................................    48
   Section 18.2.  Solicitation of Holders of Notes.......................    48
   Section 18.3.  Binding Effect, Etc....................................    49
   Section 18.4.  Notes Held by Obligors, Etc............................    49

SECTION 19. NOTICES; ENGLISH LANGUAGE....................................    49

SECTION 20. REPRODUCTION OF DOCUMENTS....................................    50

SECTION 21. CONFIDENTIAL INFORMATION.....................................    50

SECTION 22. SUBSTITUTION OF PURCHASER....................................    51

SECTION 23. SUBSIDIARY GUARANTEE AGREEMENT...............................    52
   Section 23.1.  Guarantee and Indemnity................................    52
   Section 23.2.  Continuing Guarantee...................................    52
   Section 23.3.  Reinstatement..........................................    52
   Section 23.4.  Waiver of Defenses.....................................    53
   Section 23.5.  Immediate Recourse.....................................    54
   Section 23.6.  Appropriations.........................................    54
   Section 23.7.  Non-competition........................................    54
   Section 23.8.  Release of Subsidiary Guarantors' Right of
                  Contribution...........................................    55
   Section 23.9.  Releases...............................................    55
   Section 23.10. Marshaling.............................................    56
   Section 23.11. Liability..............................................    57
   Section 23.12. Character of Obligation................................    57
   Section 23.13. Election to Perform Obligations........................    58
   Section 23.14. No Election............................................    58
   Section 23.15. Severability...........................................    58

   Section 23.16. Other Enforcement Rights...............................    59
   Section 23.17. Restoration of Rights and Remedies.....................    59
   Section 23.18. Survival...............................................    59
   Section 23.19. Miscellaneous..........................................    59
   Section 23.20. Limitation.............................................    60
   Section 23.21. Written Notice.........................................    60
   Section 23.22. Unenforceability of Obligations........................    60
   Section 23.23. Contribution...........................................    60
   Section 23.24. Additional Security....................................    61
   Section 23.25. Limitations - England..................................    61
   Section 23.26. Limitations - Spain....................................    61
   Section 23.27. Limitations - Hong Kong................................    61
   Section 23.28. Limitations - Germany..................................    61
   Section 23.29. Limitations - the Netherlands..........................    63
   Section 23.30. Limitations - France...................................    63
   Section 23.31. U.S. Guarantors........................................    63
   Section 23.32. Limitation on Pyramid Freight..........................    64

SECTION 24. MISCELLANEOUS................................................    65
   Section 24.1.  Successors and Assigns.................................    65
   Section 24.2.  Payments Due on Non-Business Days......................    65
   Section 24.3.  Accounting Terms.......................................    65
   Section 24.4.  Severability...........................................    65
   Section 24.5.  Construction, Etc......................................    65
   Section 24.6.  Counterparts...........................................    65
   Section 24.7.  Governing Law..........................................    66
   Section 24.8.  Jurisdiction and Process; Waiver of Jury Trial.........    66
   Section 24.9.  Obligation to Make Payment in Dollars..................    67

SCHEDULE A              -- Information Relating to Purchasers

SCHEDULE B              -- Defined Terms

EXHIBIT 1               -- Form of 6.31% Senior Unsecured Guaranteed Note due
                              July 13, 2011

EXHIBIT 4.4(a)(i),
   (ii), (iii) and (iv) -- Form of Opinion of U.S. Special Counsel to the
                              Obligors

EXHIBIT 4.4(a)(v),
   and (vi)             -- Form of Opinion of British Virgin Islands Special
                              Counsel

EXHIBIT 4.4(a)(vii)     -- Form of Opinion of Australian Special Counsel

EXHIBIT 4.4(a)(viii),
   and (ix)             -- Form of Opinion of Canadian Special Counsel

EXHIBIT 4.4(a)(x)       -- Form of Opinion of French Special Counsel

EXHIBIT 4.4(a)(xi)      -- Form of Opinion of German Special Counsel

EXHIBIT 4.4(a)(xii)     -- Form of Opinion of Hong Kong Special Counsel

EXHIBIT 4.4(a)(xiii)    -- Form of Opinion of Dutch Special Counsel

EXHIBIT 4.4(a)(xiv)     -- Form of Opinion of Netherlands Antilles Special
                              Counsel

EXHIBIT 4.4(a)(xv)      -- Form of Opinion of Spanish Special Counsel

EXHIBIT 4.4(a)(xvi)     -- Form of Opinion of Taiwan Special Counsel

EXHIBIT 4.4(a)(xvii)    -- Form of Opinion of English Special Counsel

EXHIBIT 4.4(b)          -- Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 9.10            -- Form of Joinder Agreement

EXHIBIT 14.4            -- Certificate of Transferee

SCHEDULE 5.3            -- Disclosure Materials

SCHEDULE 5.4            -- Subsidiaries of the Company and Ownership of
                              Subsidiary Stock

SCHEDULE 5.5            -- Financial Statements

SCHEDULE 5.7            -- Governmental Authorizations

SCHEDULE 5.8            -- Litigation

SCHEDULE 5.9            -- Liability for Taxes

SCHEDULE 5.15           -- Existing Indebtedness and Liens

SCHEDULE 5.22           -- Collective Bargaining Agreements

                               UTi WORLDWIDE INC.
                             C/O UTi, SERVICES, INC.
                           19500 RANCHO WAY, SUITE 116
                         RANCHO DOMINGUEZ, CA 90220 USA
                                  310.604.3311

            U.S.$200,000,000 6.31% SENIOR UNSECURED GUARANTEED NOTES
                                DUE JULY 13, 2011

                                                                   July 13, 2006

To Each of the Purchasers Listed in Schedule A Hereto:

Ladies and Gentlemen:

     UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the "Company") and each of the Subsidiary Guarantors jointly and severally agree with each of the purchasers whose names appear at the end hereof (each a "Purchaser" and collectively the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of U.S.$200,000,000 aggregate principal amount of its 6.31% Senior Unsecured Guaranteed Notes due July 13, 2011 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 14). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     Section 1.2. Subsidiary Guarantee Agreement. The payment and performance of all obligations of the Company hereunder and under the other Financing Agreements, including, without limitation, the payment of the principal of, interest on, and Make-Whole Amount and Modified Make-Whole Amount, if any, with respect to the Notes and all other amounts owing hereunder are fully and unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guarantee Agreement set forth in Section 23.

SECTION 2. SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on July 13, 2006 or on such other Business Day thereafter on or prior to July 14, 2006 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5801004309 at LaSalle Bank, NA, 540 W. Madison, Chicago, IL 60661, ABA # 071000505, Credit Account Name: UTi (US) Logistics Holdings Inc Credit Account. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in the Financing Agreements to which they are a party shall be correct in all material respects when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Obligors shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Financing Agreements to which they are a party required to be performed or complied with by each of them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. No Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer's Certificate. Each Obligor shall have delivered to such Purchaser an Officer's Certificate (or a certificate from a person authorized by the board of directors (or equivalent governing body) of the Obligor to sign documents on behalf of the Obligor in connection with this Agreement), dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's or Director's Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director (or another appropriate person authorized by the board of directors (or equivalent governing body) of the Obligor to sign documents on behalf of the Obligor in connection with this Agreement), dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which it is a party.

     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Paul, Hastings, Janofsky & Walker LLP, U.S. counsel for the Obligors, (ii) Tonkon Torp LLP, Oregon, counsel for the Obligors, (iii) Dibble Law Offices, South Carolina counsel for the Obligors,
(iv) Poore, Roth & Robinson, P.C., Montana counsel for the Obligors, (v) Harney Westwood & Riegels, British Virgin Islands counsel for the Obligors, (vi) Walkers, British Virgin Islands counsel, (vii) Allens Arthur Robinson, Australian counsel, (viii) Torys LLP, Ontario, Canadian counsel, (ix) Patterson Palmer, New Brunswick, Canadian counsel, (x) Allen & Overy LLP, French counsel,
(xi) Allen & Overy LLP, German counsel, (xii) Allen & Overy, Hong Kong counsel,
(xiii) Allen & Overy LLP, Dutch counsel, (xiv) Allen & Overy LLP, Netherlands Antilles counsel, (xv) Allen & Overy, Spanish counsel, (xvi) Russin & Vecchi L.L.P., Taiwan counsel, (xvii) Allen & Overy LLP, English counsel, substantially in the respective forms set forth in Exhibits 4.4(a)(i) through 4.4(a)(xvii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from
(i) Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance by Corporation Service Company of the appointment and designation provided for by Section 24.8(e) for the period from the date of the Closing to July 13, 2012 (and the payment in full of all fees in respect thereof).

     Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel in their reasonable discretion shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

     Section 4.13. Subsidiary Guarantee Agreement. Each Subsidiary Guarantor shall have executed and delivered (and each Purchaser shall have received an original copy thereof) the Subsidiary Guarantee Agreement, and the Subsidiary Guarantee Agreement shall be in full force and effect.

     Section 4.14. Miscellaneous Conditions. (a) The Company shall provide evidence to the Purchasers that any Lien other than those permitted under
Section 10.5 have been released.

     (b) The Company shall provide evidence that the existing subordination agreements between Nedbank Limited and Pyramid Freight BVI have been terminated.

     (c) The Company shall provide evidence that the Cession in Security Agreement is duly entered into by the parties to it and shall provide a copy of the notices and acknowledgements required to be sent under the Cession in Security Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

     Each Obligor, jointly and severally, represents and warrants to each Purchaser that:

     Section 5.1. Organization; Power and Authority. Each Obligor is a corporation or other legal entity duly incorporated or organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation or other legal entity, where applicable, and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. The Financing Agreements to which each Obligor is a party have been duly authorized by all necessary corporate or other entity action on the part of each Obligor, and each Financing Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Obligors, through their agent, LaSalle Debt Capital Markets, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May, 2006 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to May 23, 2006 being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure

Documents, since January 31, 2006 there has been no change in the financial condition, operations, business or properties of any Obligor, or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of each Obligor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by each Obligor and each other Subsidiary and whether such Subsidiary will on the date of the Closing be a Subsidiary Guarantor, (ii) of each Obligor's Affiliates, other than Subsidiaries, and (iii) of each Obligor's directors and senior officers.

     (b) All of the outstanding or issued shares of capital stock, shares or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by each Obligor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by each Obligor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly incorporated or organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified as a foreign corporation, where applicable, or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Financing Agreements, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Obligor or any of its Subsidiaries that owns outstanding or issued shares of capital stock, shares or similar equity interests of such Subsidiary.

     (e) A group structure chart included in Schedule 5.4 shows all members of the Group (and all Joint Ventures and minority interests held by any member of the Group).

     (f) 100% of the issued share capital of each Obligor is directly or indirectly wholly owned by the Company (other than Ambassador Brokerage Limited).

     (g) 60% or more of the issued share capital of Ambassador Brokerage Limited is directly or indirectly owned by the Company.

     (h) In the case of the Company and each borrower or guarantor under the South African Facility, the group structure chart in Schedule 5.4 shows the shareholders of and their percentage shareholdings in each obligor under the South African Facility and the shareholders of or partners in such entities.

     Section 5.5. Financial Statements; Material Liabilities. (a) The Obligors have delivered to each Purchaser copies of the consolidated financial statements of the Company and, where available, the unconsolidated financial statements of each of the Subsidiary Guarantors, each as listed on Schedule 5.5. Subject to
Section 5.5(b), all of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with applicable generally accepted accounting principles (which shall be GAAP in the case of the Company) consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Obligors and their Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

          (b) In respect of the financial statements listed in Schedule 5.5, it is possible that the Company will be required to revise its accounting treatment in the manner and to the extent set out in Schedule 5.5.

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Obligor of the Financing Agreements to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary, except for such conflicts or breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or
(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary, in each case, except for such contraventions, breaches, defaults, Liens, conflicts and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.7. Governmental Authorizations, Etc. Except as disclosed in
Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of the Financing Agreements to which it is a party, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under any Financing Agreement and the payment of such Dollars to Persons resident in the United States of

America, except for the filing a notice on Form D with the SEC. Except as disclosed in Schedule 5.7, it is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the Applicable Jurisdiction of any Financing Agreement that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as set forth in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (b) No Obligor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot
Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Obligor and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with applicable generally accepted accounting principles (which shall be GAAP in the case of the Company). No Obligor knows of any basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

     No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of any Applicable Jurisdiction or any political subdivision thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of the Financing Agreements and, except as specified in Schedule 5.9, no deduction or withholding in respect of Taxes imposed by or for the account of any Applicable Jurisdiction or, to the knowledge of any Obligor, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under the Financing Agreements except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of any Applicable Jurisdiction arising out of circumstances described in clause (a), (b) or (c) of Section 13.

     Section 5.10. Title to Property; Leases. Each Obligor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. (a) Each Obligor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

     (b) To the knowledge of each Obligor, no product of such Obligor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

     (c) To the knowledge of each Obligor, there is no Material violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA; Non-U.S. Plans. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. No Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that, in either case, would reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of each Obligor's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than U.S.$10,000,000 (or its equivalent in any other currency) and the aggregate amount of such excess benefit liabilities for all such Non-U.S. Plans did not exceed

U.S.$10,000,000 (or its equivalent in any other currency). The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

     (c) Each Obligor and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

     (d) The expected postretirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor and its Subsidiaries is not Material.

     (e) The execution and delivery of the Financing Agreements and the issuance and sale of the Notes hereunder will not involve any non-exempt transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by each Obligor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     (f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by each Obligor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

     Section 5.13. Private Offering by the Company. No Obligor nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantee Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than thirty-seven (37) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. No Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Subsidiary Guarantee Agreement to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in "The Offering--Use of Proceeds" section of the Memorandum. The application of such proceeds will not result in a violation of any financial assistance laws under any Applicable Jurisdiction. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of any Obligor and its Subsidiaries and no Obligor has any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their Subsidiaries other than certain items of Indebtedness which individually are not in excess of U.S.$5,000,000 (or its equivalent in any other currency) and in the aggregate are not in excess of U.S.$20,000,000 (or its equivalent in any other currency), each as of April 30, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and the Guaranty thereof, if any) since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of such Obligors or their Subsidiaries, other than a U.S.$150,000,000 senior secured six-month term credit facility and additional Indebtedness outstanding as a result of the Company's acquisition of Market Industries, Ltd and its subsidiaries which is to be repaid concurrently with the Closing and amounts related to permitted earnout arrangements specified in Schedule 5.15 ("Permitted Earnout Arrangements"). No Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, except for such defaults (other than payment defaults), events or conditions in a single credit facility in an amount less than U.S.$5,000,000 (or its equivalent in any other currency) or under multiple credit facilities which in the aggregate are less than U.S.$20,000,000 (or its equivalent in any other currency) that would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) No Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

     (c) No Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter, memorandum and articles of association or other organizational document) other than the Credit Agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor.

     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor the guarantee hereof by the Subsidiary Guarantors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b) No Obligor nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. Each Obligor and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

     Section 5.17. Status under Certain Statutes. No Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. (a) No Obligor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

     (b) No Obligor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

     (c) No Obligor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

     (d) All buildings on all real properties now owned, leased or operated by any Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Ranking of Obligations. The Company's payment obligations under the Notes when issued and the payment obligations of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor, as the case may be, except for obligations mandatorily preferred by law applying to companies generally.

     Section 5.20. Obligor Group. Each Subsidiary of the Company which is a borrower or guarantor under the Credit Agreement as of the date hereof is a Subsidiary Guarantor hereunder.

     Section 5.21. CASS Reserve. Each member of the Group, that is a party to the CASS Agreement, has timely paid all accounts payable due and owing to CASS in accordance with the terms and provisions of the CASS Agreement, except any such accounts payable which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles in the jurisdiction of incorporation of that member of the Group shall have been set aside on its books and records.

     Section 5.22. Labor Matters. (a) No member of the Group is subject to any collective bargaining or similar agreement, other than those companies set out in Schedule 5.22 (Collective Bargaining Agreements).

     (b) There are no existing or threatened strikes, slowdowns, lockouts or other similar labor disputes involving any member of the Group that singly or in the aggregate have or are reasonably likely to have a Material Adverse Effect.

     (c) Hours worked by and payment made to employees of each member of the Group are not in violation of the United States Fair Labor Standards Act of 1938 (if applicable) or any other applicable law, rule or regulation dealing with such matters, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.23. Insolvency. As at the date of this Agreement:

          (a) no member of the Group is unable, or is deemed to be unable for the purposes of any applicable law, or admits or has admitted its inability, to pay its debts as and when they fall due or has suspended, or announced an intention to suspend, making payments on any of its debts;

          (b) no member of the Group, by reason of actual or anticipated financial difficulties has begun negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its Indebtedness; and

          (c) no moratorium has been declared in respect of any Indebtedness of any member of the Group.

     Section 5.24. Taiwan Guarantor. The shares of the Taiwan Guarantor have not been publicly issued and the Taiwan Guarantor has not adopted internal guarantee rules.

     Section 5.25. Lake States Trucking. Lake State Trucking, Inc. is a holding company and it does not carry out any business or hold any assets other than (i) the ownership of the shares in Sammons Transportation, Inc., (ii) no more than 90 tractors and 150 trailers and incurring obligations under lease purchase agreements in respect of those tractors and trailers, and (iii) incurring Indebtedness under the Financing Agreements and Credit Agreement.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes and the Subsidiary Guarantee Agreement have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes or the Subsidiary Guarantee Agreement.

     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is an insurance company separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) the Source is a governmental plan; or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title 1 of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     Section 6.3. Accredited Investor. Each Purchaser severally represents that it is and at all times relevant to the offer to sell the Notes was an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

SECTION 7. INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

          (a) Quarterly Statements -- promptly after the same are available and in any event within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

               (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a) as they pertain to consolidated statements;

          (b) Annual Statements -- promptly after the same are available and in any event within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Annual Report on Form 10-K (the "Form 10-K") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

               (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied

               (A) by an opinion thereon of an independent registered public accounting firm of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows in conformity with GAAP, and that the audit of such registered public accounting firm was performed in accordance with the standards of the Public Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a report of such registered public accounting firm accountants stating that they have reviewed this Agreement and stating further whether, in connection with their audit, they have become aware of any condition or event that then constitutes a Default or Event of Default or that caused them to believe the Company failed to comply with the terms, conditions, provisions or conditions of Sections 9.8, 9.12. 10.2 through and including 10.4 and 10.13 in as far as they related to financial and accounting matters, and if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable to any Purchaser, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default); and

     provided that the delivery within the time period specified above of the Company's Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountants' report described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document (including any form of compliance certificate related to the Credit Agreement and any consolidation working papers) sent by any Obligor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the SEC or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by any Obligor or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made deliveries required under this Section 7.1(c)(ii) if it shall have timely made such documents available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at http//www.go2uti.com) and shall have given each holder of Notes notice of its availability on EDGAR and on its home page in connection with each delivery promptly after such documents become available on EDGAR;

          (d) Notice of Default or Event of Default or Litigation or Arbitration -- (i) promptly and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto; and,

          (ii) promptly and in any event within five Business Days after a Responsible Officer becomes aware of any current, threatened or pending litigation, arbitration or administrative proceedings which has or would, if adversely determined, have a Material Adverse Effect, provided written notice specifying the details of such litigation, arbitration or administrative proceeding.

          (e) Employee Benefit Matters -- promptly and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Obligor or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

               (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries (including, but without limitation, actual copies of the Company's Form 10-Q and Form 10-K) or relating to the ability of any Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to any Obligor explaining such Obligor's financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes;

          (h) Quarterly Consolidating Working Papers -- Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year which shall be within 90 days after the end of such fiscal year), copies of unaudited consolidating working papers for each Subsidiary Guarantor providing the information necessary to determine the Obligors' ability to comply with Section 9.12 hereof.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 9.8, Section 9.10, Section 9.12 and Sections 10.2 through 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of any Obligor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

     Section 7.3. Visitation. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with any Obligor's officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of any Obligor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

     Section 7.4. Limitation on Disclosure Obligation. The Obligors shall not be required to disclose the following information pursuant to Section 7.1(g) or 7.3:

          (a) information that the Obligors determine after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

          (b) information that, notwithstanding the confidentiality requirements of Section 21, the Obligors are prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Obligors and not entered into in contemplation of this clause (b), provided that the Obligors shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Obligors have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the Obligors) relied upon as to any requested information that the Obligors are prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. On January 13, 2009 and on each January 13th and each July 13th thereafter to and including January 13, 2011, the Company will prepay U.S.$33,333,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Sections 8.2, 8.3, 8.4 or 8.9, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. In the event the Company shall incorrectly compute the Make-Whole Amount payable in connection with any Note to be prepaid pursuant to this Section 8.2, the holder of such Note shall not be bound by such incorrect computation, but instead, shall be entitled to receive an amount equal to the correct Make-Whole Amount, if any, computed in compliance with the terms of this Agreement.

     Section 8.3. Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a "Tax Prepayment Notice") of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected
Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a "Rejection Notice"). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder's right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder's right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date. In the event the Company shall incorrectly compute the Modified Make-Whole Amount payable in connection with any Note to be prepaid pursuant to this Section 8.3, the holder of such Note shall not be bound by such incorrect computation, but instead, shall be entitled to receive an amount equal to the correct Modified Make-Whole Amount, if any, computed in compliance with the terms of this Agreement.

     No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

     The Company may not offer to prepay or prepay Notes pursuant to this
Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section
8.3 shall certify to the foregoing and describe such mitigation steps, if any.

     For purposes of this Section 8.3: "Additional Payments" means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a "Change in Tax Law" means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of any Applicable Jurisdiction after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer's Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

     Section 8.4. Prepayment of Notes upon Change of Control.

     (a) Condition to Company Action. Within fifteen (15) Business Days after a Responsible Officer has knowledge of a Change of Control, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.4, accompanied by the certificate described in subparagraph (e) of this Section 8.4.

     (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.4 shall be an offer to prepay, in accordance with and subject to this Section 8.4, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

     (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.4 by causing a notice of such acceptance to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.4 shall be deemed to constitute a rejection of such offer by such holder.

     (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.4 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.

     (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this
Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.4; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.4 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

     Section 8.5. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Sections 8.1 and 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.6. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.7. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.8. Make-Whole Amount and Modified Make-Whole Amount. The terms "Make-Whole Amount" and "Modified Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Applicable Percentage" In the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means .50% (50 basis points).

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     Section 8.9. Prepayment in Connection with Sales of Assets. If the Company makes an offer to prepay the Notes pursuant to Section 10.8, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.9 and describe in reasonable detail the Disposition giving rise to such offer to prepay the Notes,
(ii) specify the principal amount of each Note being offered to be prepaid which amount shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts not theretofore called for prepayment, (iii) specify a date not less than 30 days and not more than 60 days after the date of such notice (the "Disposition Prepayment Date") and specify the Disposition Response Date (as defined below), and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any holder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 5 days prior to the Disposition Prepayment Date (such date 5 days prior to the Disposition Prepayment Date being the "Disposition Response Date"), and the Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note held by the holders who have accepted such offer in accordance with this Section 8.9.

SECTION 9. AFFIRMATIVE COVENANTS.

     Each Obligor, jointly and severally, covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. Without limiting Section 10.10, the Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Obligors or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Obligors have concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Obligors will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any Subsidiary, provided that no Obligor nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Obligors or a Subsidiary has established adequate reserves therefor in accordance with applicable generally accepted accounting principles (which shall be GAAP in the case of the Company) on the books of such Obligor or such Subsidiary or (ii) the non-filing and nonpayment of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. Subject to Section 10.7, the Obligors will at all times preserve and keep in full force and effect their corporate existence. Subject to Sections 10.7 and 10.8, the Obligors will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries (except that (i) Subsidiaries which are not members of the South African Group may merge into an Obligor and (ii) Subsidiaries which are members of the South African Group may merge with other members of the South African Group) and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Obligors, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Books and Records. The Obligors will, and will cause each of their Subsidiaries to, maintain proper books of record and account in conformity with applicable generally accepted accounting principles and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.

     Section 9.7. Priority of Obligations. The Obligors will ensure that their payment obligations under the Financing Agreements will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Obligors except for obligations mandatorily preferred by law applying to companies generally. Notwithstanding the foregoing, at all times, the Company's payment obligations under the Notes and the payment obligations of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement will rank at least pari passu, without preference or priority, with the respective obligations of the Company and the Subsidiary Guarantors under the Credit Agreement.

     Section 9.8. Minimum Interest Charge Coverage. The Company will ensure that the ratio of Consolidated EBITDA to Consolidated Interest Payable is not, at the end of each Measurement Period, less than 3.75 to 1.00.

     Section 9.9. Dividend Capture from South Africa. The Obligors will ensure that cash Distributions are made to Pyramid Freight BVI in accordance with the general distribution principles applied by the Company in respect of cash Distributions made out of South Africa taking into account at any time the requirements of any applicable South African exchange control regulations, the local financial needs of the South African Group and any projected financial requirements of the South African Group.

     Section 9.10. Additional Obligors. (a) The Company will cause any Subsidiary of the Company, whether now owned or hereafter formed or acquired, that becomes a borrower, guarantor or other obligor under the Credit Agreement, substantially concurrently, to become a Subsidiary Guarantor (an "Additional Guarantor") under the Subsidiary Guarantee Agreement by executing a joinder agreement to this Agreement in the form set out in Part 1 of Exhibit 9.10 (the "Joinder Agreement") and in any such event the Company will cause such Subsidiary to deliver the relevant documents and evidence listed in Part 2 of
Exhibit 9.10.

     (b) As from the date of the Joinder Agreement, the relevant Subsidiary shall become an Obligor and Subsidiary Guarantor under this Agreement.

     (c) The Company agrees that:

          (i) within 10 days following execution of a Joinder Agreement it will provide to each holder an original of that Joinder Agreement (with evidence as to payment of any applicable stamp duty or similar tax); and

          (ii) immediately on execution of any such Joinder Agreement it will provide to each holder a legal opinion (from legal counsel approved by the Required Holders acting reasonably) confirming (1) the due execution and delivery of such Joinder

     Agreement, and the validity and enforceability of the obligations of the relevant Subsidiary Guarantor under such Joinder Agreement and this Agreement subject to such exceptions, assumptions and qualifications as are substantially similar to those delivered with respect to the obligations of the Subsidiary Guarantors as of the date of Closing and (2) such other matters as the Required Holders may reasonably request so long as such opinions are substantially similar in scope to the opinions delivered in connection with the Closing of this Agreement. The Company shall cause such additional Subsidiary Guarantor to deliver such other closing showings as may be reasonably requested by the Required Holders substantially similar in scope to the closing showings delivered by the original Subsidiary Guarantors at the Closing.

     Section 9.11. Release of Subsidiary Guarantors. Upon notice by the Company to each holder of a Note (which notice shall contain a certification by the Company as to the applicable matters specified below), a Subsidiary shall cease to be an Obligor under this Agreement if such Subsidiary has been released as a borrower, guarantor or other obligor under the Credit Agreement (and such Subsidiary is not then designated as a borrower, guarantor or other obligor under any other credit facility of the Company or any Subsidiary that provides for credit in excess of U.S.$5,000,000 (or its equivalent in any other currency) in the aggregate), provided, that, both immediately before and after giving effect to any such release (x) no Default or Event of Default shall have occurred and be continuing and (y) other than the payment of reasonable legal fees, no consideration was granted to any agent or lender under the Credit Agreement, directly or indirectly in connection with such release including, but not limited to, any payment of any fees, any increase in pricing, any additional Guaranty, any participation in other transactions or any other credit enhancement or other benefit.

     Section 9.12. Guarantor Cover Ratio. (a) The Company will ensure that:

          (i) the Gross Assets of the Subsidiary Guarantors shall at all times constitute 50% or more of the Gross Assets of the Group at that time; and

          (ii) the aggregate contribution of the Subsidiary Guarantors to Consolidated EBITDA, shall at all times be at least 45% of Consolidated EBITDA.

     (b) For the purpose of paragraph (a) above:

          (i) subject to sub-paragraph (ii) below:

               (A) the contribution of each Subsidiary Guarantor will be determined from its financial statements which were delivered to each holder pursuant to Section 7.1(h); and

               (B) the financial condition of the Group will be determined from the latest consolidated financial statements of the Company;

          (ii) if a person becomes a member of the Group after the date on which the latest consolidated financial statements of the Company were prepared:

               (A) the contribution of that person will be determined from its latest quarterly or annual (as the case may be) financial statements; and

               (B) the financial condition of the Group will still be determined from the latest consolidated financial statements of the Company but will be adjusted by reference to the financial statements referred to in paragraph (ii) (A) above to take into account that person becoming a member of the Group; and

     (iii) the contribution of a Subsidiary Guarantor will:

               (A) if it has Subsidiaries, be determined from its unconsolidated financial statements; and

               (B) exclude intra-group items which would be eliminated in the consolidated financial statements of the Company; and

               (C) in the case of Pyramid Freight BVI, Pyramid Freight BVI will exclude any amount of Pyramid Freight Debt owing to it and any other assets located in South Africa.

     Section 9.13. Group Structure. The Company will maintain its group structure in accordance with the group structure chart set forth in Schedule 5.4, except for changes which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. In no event shall any Subsidiary incorporated in any country other than South Africa be owned directly or indirectly by any member of the South African Group.

     Section 9.14. CASS Agreement. (a) The Company will ensure that all amounts payable under the CASS Agreement are promptly paid when due unless such payment is being diligently contested in good faith by a member of the Group by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles of the relevant member of the Group have been set aside on its books.

     (b) No member of the Group may amend, modify or waive any of its rights under the CASS Agreement, except as may be required by CASS.

SECTION 10. NEGATIVE COVENANTS.

     Each Obligor, jointly and severally, covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Obligors will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Obligors or another Subsidiary which is not a member of the South African Group), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Obligors or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.2. Consolidated Net Worth. The Company will ensure that Consolidated Net Worth is not, as of the end of any fiscal quarter in each fiscal year beginning with the fiscal quarter ended July 31, 2006, less than U.S.$586,500,000 (the "Threshold CNW Amount") plus:

          (a) (from and including the last day of the fiscal year of the Company ending January 31, 2007) an amount equal to 25% of the annual net earnings of the Company in respect of each fiscal year (but, in each case, only if a positive number); and

          (b) the aggregate of any amounts by which the Threshold CNW Amount has been increased by any additions under paragraph (a) above in previous years.

     Section 10.3. Consolidated Total Debt Coverage. The Company will ensure that the ratio of Consolidated Total Borrowings to Consolidated EBITDA is not, at the end of each Measurement Period, greater than 3.25 to 1.00.

     Section 10.4. Priority Debt. The Obligors will not, at any time, permit Priority Debt to exceed 15% of Consolidated Total Capitalization determined as of the end of the most recently ended fiscal quarter.

     Section 10.5. Liens. The Obligors will not, and will not permit any of their Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

          (a) any Lien comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (b) any Lien arising by operation of law and in the ordinary course of business;

          (c) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (d) any Lien listed in column 7 (Security) of Schedule 5.15 provided that all Liens listed in Part 2 of Schedule 5.15 are released by no later than the date falling 3 months from the date of this Agreement;

          (e) attachments, appeal bonds, judgments and other similar Liens for sums not exceeding in aggregate U.S.$5,000,000 (or its equivalent in any other currency) arising in connection with any court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any member of the Group;

          (g) any Lien entered into pursuant to the Financing Agreements;

          (h) any Lien constituted by the Cession in Security Agreement;

          (i) any Lien in favor of CASS arising under the CASS Agreement;

          (j) any Lien under the escrow agreement dated 7 March 2006 by and between the Company, Endeavour Capital Fund III, L.P., as representative of the shareholders and option holders of Market Industries, Ltd., and U.S. Bank National Association, a national banking association;

          (k) any Lien arising as a result of a Capital Lease permitted to exist under Section 10.13;

          (l) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

          (m) Liens securing obligations of a Subsidiary (other than a member of the South African Group or Pyramid Freight BVI) to the Company or to another Subsidiary (other than a member of the South African Group or Pyramid Freight BVI) and Liens securing obligations of a member of the South African Group or Pyramid Freight BVI (to the extent that such Liens attach only to assets located in South Africa) to another member of the South African Group or Pyramid Freight BVI;

          (n) any Lien on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only provided that
     (i) the aggregate amount covered by any such Lien does not exceed U.S.$10,000,000 (or its equivalent in any other currency) at any time, (ii) such Lien is only in place for the period of six (6) months from the date of acquisition and (iii) the principal amount secured by that Lien has not been incurred or increased in contemplation of, or since, the acquisition;

          (o) if and so long as no Default or Event of Default exists hereunder or would result hereunder, including, without limitation, under Section 10.4, Liens securing Indebtedness of the Company or any Subsidiary in addition to those described in clauses (a) through (n) above.

     For the purposes of this Section 10.5, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     Section 10.6. Subsidiary Indebtedness. In addition to and not in limitation of any other applicable restrictions herein, including Sections 10.3 and 10.4, the Company will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

          (a) Indebtedness consisting of direct obligations or Guaranties of the Credit Agreement by Subsidiaries of the Company which Subsidiaries also guarantee the obligations of the Company under the Financing Agreements;

          (b) any Indebtedness incurred under the Financing Agreements;

          (c) Indebtedness of a Subsidiary outstanding on the date of Closing and identified in Section 5.15 provided that such Indebtedness shall not be extended, renewed, refinanced or refunded except as otherwise provided in subsection (f) below;

          (d) Indebtedness of a Subsidiary (other than a member of the South African Group or Pyramid Freight BVI) owed to the Company or a Wholly-Owned Subsidiary (other than a member of the South African Group or Pyramid Freight BVI);

          (e) Indebtedness incurred under any Capital Lease permitted to exist under Section 10.13;

          (f) Refinancing Indebtedness;

          (g) Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, and provided, further, that such Indebtedness shall not be extended, renewed, refinanced or refunded except as otherwise provided herein;

          (h) Indebtedness of members of the South African Group owed under the South African Facility in an amount not to exceed U.S.$100,000,000 (or its equivalent in any other currency) at any time;

          (i) Indebtedness under the (i) Permitted Earnout Arrangements and (ii) any similar earnout arrangements entered into in the future in an aggregate amount of up to U.S.$100,000,000 (or its equivalent in any other currency) to the extent such indebtedness remains contingent in accordance with the terms of the earnout arrangements;

          (j) any Indebtedness owed by a member of the South African Group to another member of the South African Group; and

          (k) Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing provisions, provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such Indebtedness, and immediately after giving effect to the incurrence thereof, no Default or Event of Default exists hereunder, including, without limitation, under Section 10.4.

For the purpose of this Section 10.6, any Person becoming a Subsidiary after the date of the Closing shall be deemed, at the time it becomes such a Subsidiary, to have incurred all of its then outstanding Indebtedness.

     Notwithstanding the foregoing, (x) the aggregate amount of Indebtedness incurred or owed by members of the South African Group (and by Pyramid Freight BVI to the extent that such amount is owed to an entity located in South Africa) under paragraphs (c), (e), (g), (h) and (i), above (excluding, for the avoidance of doubt the Pyramid Freight Debt or any amounts owing under the Pyramid Freight Loan Agreements) shall not at any time exceed South African Rand 1,000,000,000 (or its equivalent) and (y) the aggregate amount of Indebtedness in respect of which interest or equivalent payments are payable and incurred or owed by members of the South African Group under paragraphs (c), (e), (g) and (i) above (excluding, for the avoidance of doubt the Pyramid Freight Debt or any amounts owing under the Pyramid Freight Loan Agreements ) shall not at any time exceed South African Rand 650,000,000 (or its equivalent).

     Section 10.7. Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or any other Permitted Jurisdiction, and, if the Company is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.

     Section 10.8. Sale of Assets. Except as permitted by Section 10.7, the Obligors will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

          (a) Dispositions in the ordinary course of business;

          (b) Dispositions by a Subsidiary to the Company or a Wholly-Owned Subsidiary which is not a member of the South African Group or Pyramid Freight BVI; or

          (c) Dispositions not otherwise permitted by clause (a) or (b) of this
     Section 10.8, provided that (i) the aggregate net book value of all assets so disposed of in any twelve-month period pursuant to this Section 10.8(c) does not exceed 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal year and (ii) after giving effect to such transaction, no Default or Event of Default shall exist.

The Obligors may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c)(i) of the preceding sentence if:

          (A) (x) in the case of a Disposition by a Person who is not a member of the South African Group, the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or a Subsidiary which is not (i) a member of the South African Group or (ii) Pyramid Freight BVI (to the extent such assets are in South Africa) and (y) in the case of a Disposition by a Person who is a member of the South African Group, the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or a Subsidiary; or

          (B) (x) in the case of a Disposition by a Person who is not a member of the South African Group, the net proceeds from such Disposition are applied to the payment or prepayment of Senior Indebtedness, including an offer to prepay the Notes on a pro rata basis with other Senior Indebtedness of the Company or any Subsidiary which is not a member of the South African Group or Pyramid Freight BVI (other than Senior

     Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Indebtedness the available credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of Senior Indebtedness) and (y) in the case of a Disposition by a Person who is a member of the South African Group, the net proceeds from such Disposition are applied to the payment or prepayment of Indebtedness of the Company or any Subsidiary owing to any Person that is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or Subsidiary (other than Indebtedness in respect of any revolving credit or similar facility except to the extent that such facility is permanently reduced).

For purposes of foregoing clause (B)(x), the Company shall offer to prepay the Notes in accordance with Section 8.9 hereof. For purposes of the foregoing clauses (A) and (B), to the extent that the assets that are disposed of are assets owned by a Person other than a member of the South African Group or Pyramid Freight BVI, the proceeds of such Disposition shall only be applied to acquire assets, or prepay debt of, an Obligor or a Subsidiary which is not a member of the South African Group or Pyramid Freight BVI.

     Section 10.9. Line of Business. The Obligors will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     Section 10.10. Terrorism Sanctions Regulations. The Obligors will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

     Section 10.11. Subsidiaries in South Africa. No Subsidiary of the Company incorporated in South Africa may become an obligor or guarantor under the Credit Agreement. Neither the Company nor any Subsidiary of the Company incorporated in any jurisdiction other than South Africa may become an obligor or guarantor under the South African Facility. The Company will not at any time have any Indebtedness outstanding under which the creditor with respect to such Indebtedness is a member of the South African Group or Pyramid Freight BVI.

     Section 10.12. South African Subordination Agreement and Cession in Security Agreement. The Obligors will not and will not permit any Subsidiary to amend, modify or waive any provision in the South African Subordination Agreement or the Cession in Security Agreement without prior written consent of the Required Holders.

     Section 10.13. Capital Leases. Capital Leases of the Company and its Subsidiaries will not, at any time, exceed in the aggregate (x) U.S.$40,000,000 (or its equivalent in any other currency) for the period commencing at Closing and ending on December 31, 2009,

(y) U.S.$50,000,000 (or its equivalent in any other currency) for the period commencing on January 1, 2010 and ending on December 31, 2010 and (z) U.S.$60,000,000 (or its equivalent in any other currency) for the period commencing on January 1, 2011 and ending on July 13, 2011.

     Section 10.14. Lake States Trucking. Lake State Trucking, Inc. will not carry out any business or hold any assets other than (i) the ownership of the shares in Sammons Transportation, Inc., (ii) no more than 90 tractors and 150 trailers and incurring obligations under lease purchase agreements in respect of those tractors and trailers, and (iii) incurring Indebtedness under the Financing Agreements and Credit Agreement.

     Section 10.15. UTi Spain S.L. The Company and the direct holding company of UTi Spain S.L. will use its best endeavors to procure that UTi Spain S.L. is converted into a sociedad anonima and becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement on or before December 31, 2006.

     Section 10.16. Discharge of Pledge.

          (a) The Company:

               (i) confirms that the obligations secured by the pledge dated May 25, 1994 between Union Transport Inc and Dresdner Bank (Luxembourg) SA (for the purposes of this paragraph (a), the "Relevant Pledge")) have been irrevocably and unconditionally discharged; and

               (ii) undertakes to provide evidence to the holders and in form and substance satisfactory to the Required Holders that the Relevant Pledge has been irrevocably and unconditionally discharged no later than the day falling 10 Business Days after the date of this Agreement.

          (b) The Company undertakes to provide the holders with copies of the certificate of tax compliance, in form and substance satisfactory to the Required Holders in relation to UTi Integrated Logistics, Inc by no later than the day falling 10 Business Days after the date of this Agreement.

     Section 10.17. Hong Kong opinion. The Company and UTi (HK) Ltd. will deliver a legal opinion of Allen & Overy related to UTi (HK) Ltd. in a form that is satisfactory to the Required Holders on or before July 18, 2006.

SECTION 11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) any Obligor defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) any Obligor defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

          (c) (i) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in Section 23, or (ii) any Obligor defaults in the performance of or compliance with any term contained in
     Section 7.1(d) or Sections 9.8, 9.12, 10.1 through 10.10, inclusive; or

          (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and
     (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

          (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) any Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),
     (x) any Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment), or
     (y) one or more Persons have the right to require any Obligor or any Subsidiary so to purchase or repay such Indebtedness other than (in the case of each of clauses (i) through (iii) immediately above), Indebtedness consisting of Capital Leases if the non-payment of such Indebtedness has resulted from the loss of the asset which is subject to the Capital Lease to the extent the obligations under that Capital Lease are covered by insurance); or

          (g) any Obligor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Significant Subsidiaries, or any such petition shall be filed against any Obligor or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) any event occurs with respect to any Obligor or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), including but not limited to,
     (x) a Dutch Obligor being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (y) a redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire under Articles L.620-1 et seq. of the French Commercial Code and (z) a winding-up, administration or dissolution (and each of those terms) and including insolvency proceedings (Insolvenzverfahren) in Germany, provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in
     Section 11(g) or (h); or

          (j) a final judgment or judgments for the payment of money aggregating in excess of 5% of Consolidated Net Worth (or its equivalent in the relevant currency of payment) are rendered against one or more of any Obligor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed 5% of Consolidated Net Worth, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder, (vii) any Obligor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) any Obligor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

          (l) an Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to any Obligor described in Section 11(g), (h), (i) or (j) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of
Section 11(g) by virtue of the fact that such clause encompasses clause (i) of
Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of

Default may at any time, at its or their option, by notice or notices to any Obligor, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default
Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Financing Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Financing Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements and any Registration Duty.

SECTION 13. TAX INDEMNIFICATION.

     All payments whatsoever under the Financing Agreements will be made by the Obligors in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Obligor under the Financing Agreements, the Obligors will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the Financing Agreements after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the Financing Agreements before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for an Obligor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by an Obligor) in the filing with the relevant

     Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder's reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of an Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

          (c) any combination of clauses (a) and (b) above;

and provided further that in no event shall the Obligors be obligated to pay such additional amounts (i) to any holder of a Note not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing (the "Original Jurisdiction") in excess of the amounts that the Obligors would be obligated to pay if such holder had been a resident of the United States of America or the Original Jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or the Original Jurisdiction, as applicable, and the relevant Taxing Jurisdiction, or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Obligors shall have given timely notice of such law or interpretation to such holder.

     By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by an Obligor all such forms, certificates, documents and returns provided to such holder by such Obligor (collectively, together with instructions for completing the same, "Forms") required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide an Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to an Obligor or mailed to the appropriate taxing authority (which shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such

Form), whichever is applicable, within 60 days following a written request of an Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

     On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the British Virgin Islands pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

     If any payment is made by an Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

     The Obligors will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by an Obligor of any Tax in respect of any amounts paid under the Financing Agreements, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of an Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

     If an Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

     If an Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Obligors, subject, however, to the same limitations with respect to Forms as are set forth above.

     The obligations of the Obligors under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 14.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

     Section 14.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 (or its equivalent in any other applicable currency) or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

     Section 14.4. Representations of Transferee. Upon the transfer of any note, each transferee must provide an executed representation letter substantially in the form set forth in Exhibit 14.4.

SECTION 15. PAYMENTS ON NOTES.

     Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of ABN Amro NA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 15.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to

Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16. EXPENSES, ETC.

     Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by any Financing Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed U.S.$3,000 per series of Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

     Section 16.2. Certain Taxes. Each Obligor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement, the Subsidiary Guarantee Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any Applicable Jurisdiction or in any jurisdiction where an Obligor is organized or where an Obligor has assets or of any amendment of, or waiver or consent under or with respect to, any Financing Agreement, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Obligors pursuant to this Section 16 or any other tax of a similar nature which might be chargeable, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Obligors hereunder.

     Section 16.3. Survival. The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed representations and warranties of such Obligor under such Financing Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

     Section 18.1. Requirements. This Agreement, the Notes and the other Financing Agreements may be amended, and the observance of any term hereof, of the Notes or of any other Financing Agreement may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21, 23 or 24.9.

     Section 18.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of any other Financing Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 18.4. Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Agreement or have directed the taking of any action provided herein or in the Notes or in any other Financing Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES; ENGLISH LANGUAGE.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to any Obligor, to the Company at its address set forth at the beginning hereof to the attention of Lawrence R. Samuels, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

     Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

     This Agreement and the other Financing Agreements have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in an Applicable Jurisdiction or in any jurisdiction where an Obligor is organized or where an Obligor has assets or any other jurisdiction in respect hereof or thereof.

SECTION 20. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 21, "Confidential Information" means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by such Obligor or such Subsidiary or (d) constitutes financial statements delivered to such Purchaser under
Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to

(i) its directors, trustees, officers, employees and attorneys (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), and provided such Purchasers advise such Person of the confidential nature of such information, (ii) its financial advisors, other professional advisors, agents and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
21), (v) any Person from which it offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement and the other Financing Agreements. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

SECTION 22. SUBSTITUTION OF PURCHASER.

     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. SUBSIDIARY GUARANTEE AGREEMENT.

     Section 23.1. Guarantee and Indemnity. Each Subsidiary Guarantor jointly and severally and irrevocably and unconditionally:

          (a) guarantees to each holder of Notes punctual performance by each Obligor of all its obligations under the Financing Agreements;

          (b) undertakes with each holder of Notes to pay as primary obligor and not as surety, principal, Make-Whole Amount, Modified Make-Whole Amount, interest and all other amounts due under or in connection with any Financing Agreement including but not limited to the payment of principal, interest (including default interest and post-petition interest) and the make-whole amount or swap breakage amounts or libor breakage amounts, if any, and the due and punctual payment of all other amounts payable (all such obligations so guaranteed are herein collectively referred to as the "Guaranteed Obligations"), it must immediately on demand by the Required Holders pay that amount as if it were the principal obligor in respect of that amount; and

          (c) indemnifies each holder of Notes immediately on demand against any loss or liability suffered by that holder of Notes if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the holder of Notes would otherwise have been entitled to recover.

     Section 23.2. Continuing Guarantee. (a) This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Financing Agreements, regardless of any intermediate payment or discharge in whole or in part.

     (b) The obligations guaranteed by each Subsidiary Guarantor under this
Section 23 and the losses and liabilities against which each Subsidiary Guarantor indemnifies the holders of Notes include, in each case, all amounts which arise under the Financing Agreements after a petition is filed by, or against, any Obligor under the US Bankruptcy Code of 1978 (or in analogous circumstances under any applicable law in any other applicable jurisdiction) even if the liabilities or obligations do not accrue against such Obligor because of the automatic stay under section 362 of the US Bankruptcy Code of 1978 (or because of any analogous provision under any applicable law in any other jurisdiction) or because any such obligation is not an allowed claim against such Obligor in any such bankruptcy proceedings or otherwise.

     Section 23.3. Reinstatement. (a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Subsidiary Guarantor under this Section 23 will continue or be reinstated as if the discharge or arrangement had not occurred.

     (b) Each holder of Notes may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

     Section 23.4. Waiver of Defenses. (a) The obligations of each Subsidiary Guarantor under this Section 23 will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Section 23 (whether or not known to it or any holder of Notes). This includes:

          (i) any time or waiver granted to, or composition with, any person;

          (ii) any release of any person under the terms of any composition or arrangement;

          (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

          (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

          (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person and including notice of an adverse change in the financial condition of any Obligor or any other fact that might increase or expand any Subsidiary Guarantor's risk hereunder;

          (vi) any amendment (however fundamental) of a Financing Agreement or any other document or security;

          (vii) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Financing Agreement or any other document or security;

          (viii) any insolvency or similar proceedings;

          (ix) notice of acceptance of this Subsidiary Guarantee Agreement;

          (x) notice of any purchase of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to such Subsidiary Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

          (xi) notice of the amount of the Guaranteed Obligations, subject to such Subsidiary Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

          (xii) all other notices and demands to which such Subsidiary Guarantor might otherwise be entitled;

          (xiii) the defense of the "single action" rule or any similar right or protection, and the right by statute or otherwise to require any holder of Notes to institute suit against the Company or to exhaust its rights and remedies against the Company, the Subsidiary Guarantor being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to the holders of Notes by such Subsidiary Guarantor; and

          (xiv) any other defense which the Subsidiary Guarantor may have to the full and complete performance of its obligations hereunder.

     (b) Each Spanish Obligor waives any right of exclusion, order or division (beneficios de excusion, orden y division) under Article 1830 et seq. of the Spanish Civil Code.

     Section 23.5. Immediate Recourse. (a) Each Subsidiary Guarantor waives any right it may have of first requiring any holder of Notes (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Subsidiary Guarantor under this Section 23.

     (b) This waiver applies irrespective of any law or any provision of a Financing Agreement to the contrary.

     Section 23.6. Appropriations. Until all amounts which may be or become payable by the Obligors under or in connection with the Financing Agreements have been irrevocably paid in full, each holder of Notes (or any trustee or agent on its behalf) may without affecting the liability of any Subsidiary Guarantor under this Section 23:

          (a) (i) refrain from applying or enforcing any other moneys, security or rights held or received by that holder of Notes (or any trustee or agent on its behalf) against those amounts; or

               (ii) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

          (b) hold in an interest-bearing suspense account any moneys received from any Subsidiary Guarantor or on account of that Subsidiary Guarantor's liability under this Section 23.

Section 23.7. Non-competition. Unless:

          (a) all amounts which may be or become payable by the Obligors under or in connection with the Financing Agreements have been irrevocably paid in full; or

          (b) the Required Holders, acting reasonably, otherwise direct, no Subsidiary Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Section 23:

               (i) be subrogated to any rights, security or moneys held, received or receivable by any holder of Notes (or any trustee or agent on its behalf);

               (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Subsidiary Guarantor's liability under this Section 23;

               (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any holder of Notes (or any trustee or agent on its behalf); or

               (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Subsidiary Guarantor must hold in trust for and immediately pay or transfer to the holders on a pro rata basis any payment or distribution or benefit of security received by it contrary to this Section 23 or in accordance with any directions given by the Required Holders under this Section 23.

     Section 23.8. Release of Subsidiary Guarantors' Right of Contribution. If any Subsidiary Guarantor ceases to be a Subsidiary Guarantor in accordance with the terms of the Financing Agreements for the purposes of any sale or other disposal of that Subsidiary Guarantor:

          (a) that Subsidiary Guarantor will be released by each other Subsidiary Guarantor from any liability whatsoever to make a contribution to any other Subsidiary Guarantor arising by reason of the performance by any other Subsidiary Guarantor of its obligations under the Financing Agreements; and

          (b) each other Subsidiary Guarantor will waive any rights it may have by reason of the performance of its obligations under the Financing Agreements to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any holder of Notes under any Financing Agreement or of any other security taken under, or in connection with, any Financing Agreement where the rights or security are granted by or in relation to the assets of the retiring Subsidiary Guarantor.

     Section 23.9. Releases. Each Subsidiary Guarantor consents and agrees that, without notice to or by such Subsidiary Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of such Subsidiary Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

          (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, this Agreement;

          (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

          (c) grant waivers, extensions, consents and other indulgences to the Company in respect of this Agreement or the Notes;

          (d) amend, modify or supplement in any manner and at any time (or from time to time) this Agreement or the Notes including, without limitation, by any increase in the principal amount of any Notes or any change in interest rates or make-whole or swap breakage determinations;

          (e) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not;

          (f) sell, exchange, release or surrender any property at any time pledged or granted by the Company or any Subsidiary Guarantor as security in respect of the Guaranteed Obligations in accordance with the agreement or instrument granting any such security;

          (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of any of the Notes; and

          (h) do any other act or event which could have the effect of releasing the Subsidiary Guarantor from the full and complete performance of its obligations hereunder.

     Section 23.10. Marshaling. Each Subsidiary Guarantor consents and agrees that:

          (a) each holder of Notes shall be under no obligation to marshal any assets in favor of any Subsidiary Guarantor or against or in payment of any or all of the Guaranteed Obligations; and

          (b) to the extent the Company makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Subsidiary Guarantor shall be primarily liable for such obligation.

     Section 23.11. Liability. Each Subsidiary Guarantor agrees that the liability of each Subsidiary Guarantor in respect of this Section 23 shall be immediate, and shall not be contingent upon the exercise or enforcement by any holder of Notes of whatever remedies such holder may have against the Company or the enforcement of any Lien or realization upon any security such holder may at any time possess.

     Section 23.12. Character of Obligation. The Guaranty set forth in this
Section 23 is a primary and original obligation of each Subsidiary Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and performance (and not of collectibility) and shall remain in full force and effect until the full, final and indefeasible payment in cash of the Guaranteed Obligations without respect to future changes in conditions.

     The obligations of each Subsidiary Guarantor under this Subsidiary Guarantee Agreement and the rights of the holders of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

     Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

          (a) any default, failure or delay, willful or otherwise, in the performance by any Obligor of any obligations of any kind or character whatsoever of such Obligor;

          (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of any Obligor or any other Person or in respect of the property of any Obligor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation or winding up of any Obligor or any other Person;

          (c) impossibility or illegality of performance on the part of any Obligor of its obligations under any Financing Agreement or any other instruments or agreements;

          (d) the validity or enforceability of any Financing Agreement or any other instruments or agreements;

          (e) in respect of any Obligor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to any Obligor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of terrorism, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of any Obligor or any other Person and whether or not of the kind hereinbefore specified;

          (f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any charter, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under any Financing Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

          (g) any order, judgment, decree, law, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or

          (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Subsidiary Guarantor in respect of the obligations of any Subsidiary Guarantor under this Subsidiary Guarantee Agreement.

     Section 23.13. Election to Perform Obligations. Any election by any Subsidiary Guarantor to pay or otherwise perform any of the obligations of any Obligor under any Financing Agreement, whether pursuant to this Section 23 or otherwise, shall not release such Obligor from such obligations (except to the extent such obligation is indefeasibly paid or performed) or any of such Obligor's other obligations under this Agreement.

     Section 23.14. No Election. Each holder of Notes shall have the right to seek recourse against each Subsidiary Guarantor to the fullest extent provided for in this Section 23 and elsewhere as provided in this Agreement, and against the Company, to the full extent provided for in this Agreement. Each Subsidiary Guarantor hereby acknowledges that it has other undertakings in this Agreement and running in favor of each of the holders of Notes that are separate and apart from its obligations under this Section 23. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the right of such holder of Notes to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company or any Subsidiary Guarantor under any document or instrument evidencing obligations of the Company or such Subsidiary Guarantor to such holder of Notes shall serve to diminish the liability of such Subsidiary Guarantor under this Agreement (including, without limitation, this Section 23) except to the extent that such holder of Notes finally and unconditionally shall have realized payment of the Guaranteed Obligations by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Subsidiary Guarantor's right of subrogation against the Company.

     Section 23.15. Severability. Each of the rights and remedies granted under this Section 23 to the holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

     Section 23.16. Other Enforcement Rights. Each holder of Notes may proceed to protect and enforce the Subsidiary Guarantee Agreement under this Section 23 by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained in this
Section 23 or in execution or aid of any power herein granted or for the recovery of judgment for or in respect of the Guaranteed Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     Section 23.17. Restoration of Rights and Remedies. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy in this
Section 23 and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and each Subsidiary Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to their respective former positions hereunder and thereunder, and thereafter the rights and remedies of such holder shall continue as though no such proceeding had been instituted.

     Section 23.18. Survival. So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of each Subsidiary Guarantor under this Section 23 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

     Section 23.19. Miscellaneous. So long as the Guaranteed Obligations owed by the Company shall not have been fully and finally performed and indefeasibly paid, each Subsidiary Guarantor (to the fullest extent that it may lawfully do so) expressly waives any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right in respect of any payment made by such Subsidiary Guarantor on or with respect to such Guaranteed Obligations under this Section 23 or in connection with this Section 23 or otherwise, or any claim of subrogation arising with respect to any such payment made under this Section 23 or otherwise, against any Obligor or the estate of such Obligor (including Liens on the property of such Obligor or the estate of such Obligor), in each case if, and for so long as, such Obligor is the subject of any proceeding brought under any bankruptcy, reorganization, arrangement, insolvency, administration, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and further agrees that it will not file any claims against such Obligor or the estate of such Obligor in the course of such proceeding in respect of the rights referred to in this
Section 23, and further agrees that each holder of Notes may specifically enforce the provisions of this Section 23. This clause creates a promise which is intended to create obligations enforceable at the suit of each holder of Notes.

     If an Event of Default exists, then the holders of Notes shall have the right to declare all of the Guaranteed Obligations to be, and such Guaranteed Obligations shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which have been expressly waived by the Company and the Subsidiary Guarantors, and notwithstanding any stay, injunction or other prohibition preventing such declaration (or such

Guaranteed Obligations from becoming automatically due and payable) as against the Company. In any such event, the holders of Notes shall have immediate recourse to such Subsidiary Guarantor to the fullest extent set forth herein.

     Section 23.20. Limitation. Anything herein or in the Notes to the contrary notwithstanding, the liability of each Subsidiary Guarantor under this Agreement shall in no event exceed an amount equal to the maximum amount which can be legally guaranteed by such Subsidiary Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyance.

     Section 23.21. Written Notice. Notwithstanding any other provision of this
Section 23, in the event of any acceleration of the Notes in accordance with the provisions of Section 12 hereof, any requirement of written notice to, or demand of, the Subsidiary Guarantors pursuant to this Section 23 shall be deemed automatically satisfied upon such acceleration without further action on the part of any holder (notwithstanding any stay, injunction or other prohibition preventing any notice, demand or acceleration).

     Section 23.22. Unenforceability of Obligations. As a separate and continuing undertaking, each Subsidiary Guarantor unconditionally and irrevocably undertakes to each holder of Notes that, should any Guaranteed Obligations not be recoverable against such Subsidiary Guarantor under this Subsidiary Guarantee Agreement on the footing of a guarantee for any reason, including, without limitation, a provision of this Subsidiary Guarantee Agreement or an obligation (or purported obligation) of any Obligor to pay any Guaranteed Obligation being or becoming void, voidable, unenforceable or otherwise invalid, and whether or not that reason is or was known to any holder of Notes, and whether or not that reason is:

          (a) a defect in or lack of powers affecting any Obligor, or the irregular exercise of those powers; or

          (b) a defect in or lack of authority by a Person purporting to act on behalf of any Obligor; or

          (c) a dissolution, change in status, constitution or control, reconstruction or reorganization of any Obligor (or the commencement of steps to effect the same),

then such Subsidiary Guarantor will, as a separate and additional obligation under this Subsidiary Guarantee Agreement, indemnify the holder of Notes concerned immediately on demand against the amount which such holder would otherwise have been able to recover (on a full indemnity basis). In this subsection 23.22 the expression "Guaranteed Obligations" includes any Indebtedness which would have been included in that expression but for anything referred to in this clause.

     Section 23.23. Contribution. To the extent of any payments made under this Subsidiary Guarantee Agreement, each Subsidiary Guarantor making such payment shall have a right of contribution from the other Subsidiary Guarantors, but such Subsidiary Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the holders of the Notes for which full payment has not been made or provided for and, to that end, such Subsidiary Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

     Section 23.24. Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any holder of Notes.

     Section 23.25. Limitations - England. This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

     Section 23.26. Limitations - Spain. This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance under Article 81 of the Spanish Joint Stock Company Law (Ley de Sociedades Anonimas)and/or under Article 40.5 of the Spanish Private Limited Companies Law (Sociedad de Responsabilidad Limitada).

     Section 23.27. Limitations - Hong Kong. This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 47A of the Companies Ordinance (Cap.32) of the Laws of Hong Kong.

     Section 23.28. Limitations - Germany. (a) Each holder of Notes agrees that its right to enforce any guarantee or indemnity granted by a Subsidiary Guarantor incorporated in Germany which is constituted in the form of a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschrankter Haftung) as general partner (GmbH & Co. KG) or a limited liability company (Gesellschaft mit beschrankter Haftung GmbH) (each a "Relevant German Obligor") shall, if and to the extent that such guarantee or indemnity is an up-stream or cross-stream security which secures liabilities of the Relevant German Obligor's shareholders or of an affiliated company (verbundenes Unternehmen) of any such shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) of such Relevant German Obligor (other than such Relevant German Obligor's Subsidiaries) which are not, without accounting for the direct and indirect interest of the Relevant German Obligor in such subsidiary, directly or indirectly, more than 50% owned by any of the Relevant German Obligor's shareholders), at all times be limited if and to the extent that (i) the enforcement of the guarantee granted by the Relevant German Obligor would cause the Relevant German Obligor's, and, in the case of a GmbH & Co. KG, also such Relevant German Obligor's general partner's, assets (the calculation of which shall include all items set forth in Section 266(2) A, B, and C of the German Commercial Code (Handelsgesetbuch) less the Relevant German Obligor's or in the case of a GmbH & Co. KG, such Relevant German Obligor's general partner's, liabilities (the calculation of which shall take into account the captions reflected in Section 266(3) B, C (but disregarding, for the avoidance of doubt, the Relevant German Obligor's liabilities under this Agreement and D of the German Commercial Code) (the "Net Asset"), being less than its respective registered share capital (Stammkapital) plus reserves for its own shares (Rucklage fur eigene Anteile) (the aggregate of the registered share capital and the shares for its own shares, the "Protected Capital") (Begruendung einer Unterbilanz) or (ii) where the amount of the Relevant German Obligor's Net Assets (or the Net Assets of its general partner if the Relevant German Obligor is a

GmbH & Co. KG) are already less than its Protected Capital causing such amount to be further reduced (Vertiefung einer Unterbilanz).

     (b) For the purposes of:

          (i) the amount of any increase after the date of this Agreement of the Relevant German Obligor's, or, in the case of a German GmbH & Co. KG, its general partner's, registered share capital (1) which has been effected without the prior written consent of the Required Holders and which is made out of retained earnings (Kapitalerhohug aus Gesellschaftsmitteln) or (2) to the extent that it is not fully paid up shall be deducted from the share capital; and

          (ii) loans and other contractual liabilities incurred in violation of any Financing Agreement shall be disregarded.

     (c) The limitations set out in paragraphs (a) and (b) above shall only apply if:

          (i) within five (5) Business Days following the receipt of notice of enforcement of the guarantee the managing directors of the Relevant German Obligor have confirmed in writing to the holders of Notes(A) to what extent the guarantee is an up-stream or cross-stream security and (B) the amount which cannot be enforced due to it causing the Net Assets of the Relevant German Obligor to fall below its stated share capital and such confirmation is supported by interim financial statements up to the end of the last completed calendar month (the "Management Determination"); or

          (ii) within ten (10) Business Days from the date the Required Holders have contested the Management Determination the holders of Notes receive an up to date balance sheet drawn-up by a firm of auditors of international standard and repute together with a determination of the Net Assets. Such balance sheet and determination of Net Assets shall be prepared in accordance with accounting principles pursuant to the German Commercial Code (Handelsgesetzbuch) and be based on the same principles that were applied when establishing the previous year's balance sheet.

     (d) Should the Relevant German Obligor fail to deliver such balance sheets and/or determinations of the Net Assets within the time periods referred to above the holders of Notes shall be entitled to enforce the security granted under this Agreement subject only to paragraphs (a) and (b) above.

     (e) For the avoidance of doubt, nothing in this Agreement shall be interpreted as a restriction or limitation of:

          (i) the enforcement of the guarantee to the extent such guarantee guarantees obligations of a Subsidiary Guarantor incorporated in Germany itself or obligations of any of its direct or indirect subsidiaries or

          (ii) the enforcement of any claim of any holder of Notes against the Company (in such capacity) under this Agreement.

     Section 23.29. Limitations - the Netherlands. The guarantee and indemnities contained in this Section 23 do not apply to any liability to the extent that that liability would result in any Subsidiary Guarantor violating any applicable financial assistance laws.

     Section 23.30. Limitations - France. (a) The obligations and liabilities of each Subsidiary Guarantor incorporated in France under its guarantee hereunder shall not include any obligation which if incurred would constitute the provisions of financial assistance as defined by article L.225-216 of the French Commercial Code for the subscription, or the acquisition or the refinancing of the acquisition of its own shares and shall be limited, at any time, to an amount equal to the aggregate amount of all amounts borrowed directly by that Subsidiary Guarantor under this Agreement or made available to another Obligor and on-lent directly or indirectly to that Subsidiary Guarantor.

     (b) Notwithstanding any of the provisions of this Subclause the liability of each Subsidiary Guarantor incorporated in France for the obligations of the Obligors which are its direct or indirect subsidiaries shall not be limited and shall cover all amounts due by such Obligors under the Finance Documents.

     Section 23.31. U.S. Guarantors. (a) In this Subsection:

     "fraudulent transfer law" means any applicable bankruptcy and fraudulent transfer and conveyance statute and any related case law of the United States of America or any State thereof (including the District of Columbia); and

     terms used in this Subsection are to be construed in accordance with the fraudulent transfer laws.

     (b) Each U.S. Guarantor acknowledges that:

          (i) it will receive valuable direct or indirect benefits as a result of the transactions financed by the Financing Agreements;

          (ii) those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

          (iii) each holder of Notes has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Financing Agreements.

     (c) Each holder of Notes agrees that each U.S. Guarantor's liability under this Section 23 is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Section 23 is subject to avoidance and turnover under any fraudulent transfer law.

     (d) Each U.S. Guarantor represents and warrants to each holder of Notes that:

          (i) the fair value of its consolidated assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP;

          (ii) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its or their debts as they become absolute and matured;

          (iii) it is able to realize upon its or their assets and pay its or their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

          (iv) it has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature;

          (v) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital; and

          (vi) it has not made a transfer or incurred an obligation under this Agreement or any other Financing Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

     (e) Each acknowledgement, representation and warranty:

          (i) in Section 23.31(b) is made by each U.S. Guarantor on the date of this Agreement;

          (ii) in Section 23.31(d) is made on the date of this Agreement by each U.S. Guarantor on an individual basis or in the case of a U.S. Guarantor that has Subsidiaries that are also Subsidiary Guarantors, on the basis of the consolidated assets and liabilities of that U.S. Guarantor and its Subsidiaries that are Subsidiary Guarantors.

          (iii) in this Section 23.31 is deemed to be repeated whenever a representation is deemed to by repeated under any Financing Agreement; and

          (iv) in this Section 23.31 is, when repeated, applied to the circumstances existing at the time of repetition.

     Section 23.32. Limitation on Pyramid Freight. Under this Section 23.32 the liability of Pyramid Freight BVI is limited to the aggregate amount generated from any of its assets not located in South Africa. Notwithstanding any term of this Section 23.32, nothing in this Section will result in Pyramid Freight, South Africa being liable to apply assets located in South Africa in respect of this Agreement.

SECTION 24. MISCELLANEOUS.

     Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement and the other Financing Agreements by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 24.2. Payments Due on Non-Business Days. Anything in this Agreement, the Notes or in any other Financing Agreement to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     Section 24.3. Accounting Terms. All accounting terms used herein or in any other Financing Agreement which are not expressly defined in this Agreement or such other Financing Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

     Section 24.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 24.5. Construction, Etc. Each covenant contained herein and in any other Financing Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein and in such other Financing Agreement, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and the other Financing Agreements shall be deemed to be a part hereof and thereof, as the case may be.

     Section 24.6. Counterparts. This Agreement and the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 24.7. Governing Law. This Agreement and (except as otherwise expressly stated therein) the other Financing Agreements shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

     Section 24.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Financing Agreement. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

     (c) Each Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in
Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to Corporation Service Company, as its agent for the purpose of accepting service of any process in the United States. Each Obligor agrees that such service upon receipt
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices under this Section 24.8 shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

     (d) Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against an Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (e) Each Obligor hereby irrevocably appoints Corporation Service Company to receive for it, and on its behalf, service of process in the United States.

     (f) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

     Section 24.9. Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes or under any other Financing Agreement in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of the Obligors under this Agreement, the Notes or such other Financing Agreements only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each Obligor agrees, jointly and severally, to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, the Notes and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Notes or under the other Financing Agreements or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

                                    * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

                                        Very truly yours,

                                        UTi WORLDWIDE INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        UTI (U.S.) LOGISTICS HOLDINGS INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI (AUST) PTY LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI AFRICA SERVICES LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UNIGISTIX INC


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI, CANADA, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        COMMERCE CUSTOMS BROKERS AND FREIGHT
                                        FORWARDERS LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        W. J. BONDY CUSTOMS BROKERS LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        AMBASSADOR BROKERAGE LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI FRANCE S.A.R.L.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI DEUTSCHLAND GMBH


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI (HK) LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI NEDERLAND B.V.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        SERVICIOS LOGISTICOS INTEGRADOS SLI,
                                        S.A.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UNION DE SERVICIOS LOGISTICOS
                                        INTEGRADOS, S.A.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI (TAIWAN) LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI WORLDWIDE (UK) LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI, (U.S.) HOLDINGS, INC


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI, UNITED STATES, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        UTI, SERVICES, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI BROKERAGE, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI LOGISTICS, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        VANGUARD CARGO SYSTEMS, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI, INTEGRATED LOGISTICS, INC.,


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        MARKET INDUSTRIES, LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        MARKET TRANSPORT, LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        TRIPLE EXPRESS, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        IN TRANSIT, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        MARKET LOGISTICS SERVICES, LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        MARKET LOGISTICS BROKERAGE, LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        SAMMONS TRANSPORTATION, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        LAKE STATES TRUCKING, INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UNITED EXPRESS, LTD.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        AFRICAN INVESTMENTS B.V.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI ASIA PACIFIC LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        GODDARD COMPANY LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI INTERNATIONAL INC.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

                                        UTI (N.A.) HOLDINGS N.V.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        UTI (NETHERLANDS) HOLDINGS B.V.


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory


                                        PYRAMID FREIGHT (PROPRIETARY) LIMITED


                                        By /s/ Gerhard Bosua
                                        ----------------------------------------
                                        Authorized Signatory

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        PRINCIPAL LIFE INSURANCE COMPANY,
                                        ON BEHALF OF ONE OR MORE SEPARATE
                                        ACCOUNTS

                                        By: Principal Global Investors, LLC, a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ Debra Svoboda EPP
                                           -------------------------------------
                                        Name: Debra Svoboda EPP
                                        Title: Counsel


                                        By /s/ Christopher J. Henderson
                                           -------------------------------------
                                        Name: Christopher J. Henderson
                                        Title: Vice President & Senior
                                               Investment Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        PRINCIPAL LIFE INSURANCE COMPANY

                                        By: Principal Global Investors, LLC, a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ Debra Svoboda EPP
                                           -------------------------------------
                                        Name: Debra Svoboda EPP
                                        Title: Counsel


                                        By /s/ Christopher J. Henderson
                                           -------------------------------------
                                        Name: Christopher J. Henderson
                                        Title: Vice President & Senior
                                               Investment Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        RGA REINSURANCE COMPANY, a Missouri
                                        corporation

                                        By: Principal Global Investors, LLC, a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ Colin Pennycooke
                                           -------------------------------------
                                        Name: Colin Pennycooke
                                        Title: Counsel


                                        By /s/ Christopher J. Henderson
                                           -------------------------------------
                                        Name: Christopher J. Henderson
                                        Title: Vice President & Senior
                                               Investment Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        AVIVA LIFE INSURANCE COMPANY

                                        By: Principal Global Investors, LLC, a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ Joellen J. Watts
                                           -------------------------------------
                                        Name: Joellen J. Watts
                                        Title: Counsel


                                        By /s/ James C. Fifield
                                           -------------------------------------
                                        Name: James C. Fifield
                                        Title: Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        THE BANK OF NEW YORK, as trustee for the
                                        Scottish Re (U.S.), Inc. and Security
                                        Life of Denver Insurance Company
                                        Security Trust by agreement dated
                                        December 31, 2004

                                        By: Principal Global Investors, LLC, a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ Colin Pennycooke
                                           -------------------------------------
                                        Name: Colin Pennycooke
                                        Title: Counsel


                                        By /s/ Debra Svoboda EPP
                                           -------------------------------------
                                        Name: Debra Svoboda EPP
                                        Title: Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        VANTISLIFE INSURANCE COMPANY, a
                                        Connecticut company

                                        By: Principal Global Investors, LLC a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By /s/ L.M. Valentine
                                           -------------------------------------
                                        Name: L. M. Valentine
                                        Title: Vice President & Senior
                                               Investment Counsel


                                        By /s/ Karen A. Pearston
                                           -------------------------------------
                                        Name: Karen A. Pearston
                                        Title: Second Vice President & Counsel

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By /s/ Judith A. Gulotta
                                           -------------------------------------
                                        Name: Judith A. Gulotta
                                        Title: Director

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        GATEWAY RECOVERY TRUST

                                        By: Prudential Investment Management,
                                            Inc., as Asset Manager


                                        By /s/ Mathew Douglass
                                           -------------------------------------
                                        Name: Mathew Douglass
                                        Title: Vice President

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        PRUDENTIAL RETIREMENT INSURANCE AND
                                        ANNUITY COMPANY

                                        By: Prudential Investment Management,
                                            Inc., as investment manager


                                        By /s/ Mathew Douglass
                                           -------------------------------------
                                        Name: Mathew Douglass
                                        Title: Vice President

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA


                                        By /s/ Mathew Douglass
                                           -------------------------------------
                                        Name: Mathew Douglass
                                        Title: Vice President

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By /s/ Howard Stern
                                           -------------------------------------
                                        Name: Howard Stern
                                        Its Authorized Representative

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY

                                        By: CIGNA Investments, Inc. (authorized
                                            agent)


                                        By /s/ Leonard Mazlish
                                           -------------------------------------
                                        Name: Leonard Mazlish
                                        Title: Managing Director

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        LIFE INSURANCE COMPANY OF NORTH AMERICA

                                        By: CIGNA Investments, Inc. (authorized
                                            agent)


                                        By /s/ Leonard Mazlish
                                           -------------------------------------
                                        Name: Leonard Mazlish
                                        Title: Vice President

     This Agreement is hereby accepted and agreed to as of the date thereof.

                                        GENWORTH LIFE INSURANCE COMPANY


                                        By /s/ Stephen DeMotto
                                           -------------------------------------
                                        Name: Stephen DeMotto
                                        Title: Investment Officer

This Agreement is hereby accepted and agreed to as of the date thereof.

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By: Babson Capital Management LLC as
                                            Investment Adviser


                                        By /s/ Mark A. Ahmed
                                           -------------------------------------
                                        Name: Mark A. Ahmed
                                        Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

                                        IDS LIFE INSURANCE COMPANY


                                        By /s/ Thomas W. Murphy
                                           -------------------------------------
                                        Name: Thomas. W. Murphy
                                        Title: Vice President - Investments

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "action" taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coordinatiewet Sociale Verzekeringen);

     "Additional Guarantor" is defined in Section 9.10.

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to any Obligor, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Obligor or any Subsidiary or any corporation of which such Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

     "Applicable Jurisdiction" means the British Virgin Islands, Australia, Canada, France, Germany, Hong Kong, the Netherlands, the Netherlands Antilles, Spain, Taiwan and the United Kingdom.

     "Business Day" means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or British Virgin Islands are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CASS" means the Cargo Air Settlement System of Cargo Network Services Corp., a Subsidiary of the International Air Transport Association.

     "CASS Agreement" means that certain Cargo Agency and Authorized Intermediary Agreement, dated 31st December, 2001 between The Cargo Network Services Corporation and UTi, United States, Inc.

     "Cession in Security Agreement" means the cession in security agreement between Pyramid Freight, South Africa and Nedbank Limited to secure the obligations of members of the South African Group under the South African Facility.

     "Change of Control" means any of the following events or circumstances:

          (i) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock, or

          (ii) the acquisition after the date of the Closing by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) of (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (ii) all or substantially all of the properties and assets of the Company, or

          (iii) a disposal of a material part of the Group.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 or any successor that becomes such in the manner prescribed in Section 10.7.

     "composition, assignment or similar arrangement with any creditor" where it relates to a French Obligor includes a redressement judiciaire, cession totale de l'enterprise or liquidation judiciaire or a procedure de sauvegade unde Livre Sixiene of the French Commercial Code.

     "Confidential Information" is defined in Section 21.

     "Consolidated EBITDA" means the consolidated net Pre-taxation Profits of the Group for a Measurement Period:

          (a) including the net Pre-taxation Profits of a member of the Group or business or assets acquired by a member of the Group during that Measurement Period for the part of that Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

          (b) excluding the net Pre-taxation Profits attributable to any member of the Group or to any business or assets sold during that Measurement Period,

     and all as adjusted by:

               (i) adding back Consolidated Interest Payable;

               (ii) taking no account of any extraordinary item (or any exceptional items); and

               (iii) adding back depreciation and amortization.

     "Consolidated Interest Payable" means all interest and other financing charges (whether, in each case, paid, payable or capitalized) incurred by the Group during a Measurement Period.

     "Consolidated Net Worth" means at any time the aggregate of:

          (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

          (b) the net amount standing to the credit (or debit) of the consolidated reserves of the Group,

based on the latest published consolidated balance sheet of the Company (the "latest balance sheet") but adjusted by:

          (i) deducting any amount attributable to any mandatorily redeemable preference shares redeemable before the Final Maturity Date;

          (ii) deducting any dividend or other distribution proposed, declared or made by the Company (except to the extent it has been taken into account in the latest balance sheet); and

          (iii) deducting any amount attributable to an upward revaluation of assets after the date of the Original Financial Statements or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group.

     "Consolidated Total Assets" means, at any time, the total assets of the Group as of such time determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated Total Borrowings" means, in respect of the Group, at any time the aggregate of the following liabilities:

          (a) any moneys borrowed;

          (b) any acceptance under any acceptance credit (including any dematerialised equivalent);

          (c) any bond, note, debenture, loan stock or other similar instrument;

          (d) any Indebtedness under a finance lease or Capital Lease;

          (e) any moneys owing in connection with the sale or discounting of receivables (except to the extent that there is no recourse);

          (f) any amounts attributable to any redeemable preference shares which are redeemable before the Final Maturity Date;

          (g) any obligation arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (excluding the U.S.$70,000,000 (or its equivalent) earn out arrangement in connection with the acquisition of Grupo SLi and Union S.L.).

          (h) any Indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

          (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution (but excluding the amount of any letter of credit issued in respect of a Local Working Capital Facility); and

          (j) any obligation of any person of a type referred to in the above paragraphs which is the subject of a Guaranty, indemnity or similar assurance against financial loss given by a member of the Group.

     "Consolidated Total Capitalization" means, at any time, the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Borrowings.

     "Credit Agreement" means the Agreement dated July 13, 2006 for the Company and other obligors parties thereto arranged by ABN Amro Bank N.V. and LaSalle Bank National Association with ABN Amro Bank N.V. as Global Facility Agent among others as it relates to the Global Facility (as defined therein) (but excluding the provisions that relate to the South African Facility) as such Agreement is amended, modified, replaced or refinanced from time to time and Credit Agreement shall also mean any subsequent credit agreement entered into by the Company, which is similar to the Credit Agreement.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 2% per annum over the rate of interest publicly announced by ABN Amro Bank NA in New York, New York as its "base" or "prime" rate.

     "disposal" where it relates to a German Obligor includes:

          (i) the entry into an agreement upon a priority notice
     (Auflassungsvormerkung);

          (ii) an agreement on the transfer of title to a property (Auflassung); and

          (iii) the partition of its ownership in a property
     (Grundstucksteilung).

     "Disposition" is defined in Section 10.8.

     "Disposition Prepayment Date" is defined in Section 8.9.

     "Disposition Response Date" is defined in Section 8.9.

     "Distribution" includes if a member of the Group (i) declares, makes or pays any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repays or distributes any dividend or share premium reserve; or (iii) pays or allows any member of the Group to pay any management, advisory or other fee to or to the order of the shareholders of the Company.

     "Dollars" or "$" or "U.S.$" means lawful money of the United States of America.

     "duly authorized" where it relates to a Dutch Obligor, includes without limitation:

          (i) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

          (ii) obtaining an unconditional positive advice (advies) from the competent works council(s).

     "Dutch Civil Code" means the Burgerlijk Wetboek.

     "Dutch Obligor" means an Obligor incorporated or formed in the Netherlands.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing Agreements" means the Notes, this Agreement and the Subsidiary Guarantee Agreement in each case, as amended, restated, modified or supplemented from time to time.

     "Final Maturity Date" means July 13, 2011.

     "financial assistance" where it relates to a Dutch Obligor means any act contemplated by:

          (i) (for a besloten vennootschap) Article 2:207(c) of the Dutch Civil Code; or

          (ii) (for a naamloze vennootschap) Article 2:98(c) of the Dutch Civil Code.

     "Form 10-K" is defined in Section 7.1(b).

     "Form 10-Q" is defined in Section 7.1(a).

     "French Commercial Code" means the Code de Commerce.

     "French Obligor" means an Obligor incorporated or formed in France.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any Applicable Jurisdiction or any State or other political subdivision of either thereof, or

               (ii) any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Gross Assets" means gross assets which are not subject to any Lien.

     "Group" means the Company and its Subsidiaries.

     "guarantee" where it relates to a French Obligor includes any cautionnement, aval and any garantie which is independent from the debt to which it relates.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or other substances that pose a hazard to health and safety, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

     "holder" means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

     "inability to pay its debts" where it relates to a French Obligor includes that person being in a state of cessation des paiements.

     "inability to pay its debts" where it relates to a German Obligor includes that person being in a state of Zahlungsunfahigkeit or being overindebted (Uberschuldung) or being at risk of being unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) all within the meaning of Section 17-Section 19 (each inclusive) German Insolvency Code.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "insolvent" where it relates to a German Obligor includes an imminent inability to pay debts as they fall due (drohende Zahlungsunfahigkeit) and overindebtedness (Uberschuldung).

     "Institutional Investor" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than U.S.$2,000,000 of the aggregate principal amount of the Notes then outstanding,
(c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

     "Joinder Agreement" is defined in Section 9.10.

     "Joint Venture" means any joint venture entity, partnership or similar person, the ownership of or other interest in which does not require any member of the Group to consolidate the results of such person with their own as a Subsidiary.

     "lease" where it relates to a French Obligor includes an operation de credit-bail.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Lien" where it relates to a Dutch Obligor includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkte recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

     "Lien" where it relates to a French Obligor includes any type of security (surete reelle) and transfer by way of security.

     "Local Working Capital Facility" means any local working capital facility entered into by a member of the Group in any jurisdiction under which that member of the Group is provided with, among other things, bilateral facilities, cash overdraft, FX hedging facilities and letter of credit and/or guarantee facilities, in each case, for working capital purposes.

     "Make-Whole Amount" is defined in Section 8.8.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under any Financing Agreement, or (c) the validity or enforceability of any Financing Agreement.

     "Measurement Period" means a period of 12 months ending on the last day of a financial quarter year of the Company.

     "Memorandum" is defined in Section 5.3.

     "Modified Make-Whole Amount" is defined in Section 8.8.

     "moratorium" where it relates to a Dutch Obligor includes surseance van betaling and "granted a moratorium" includes surseance verleend.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

     "Non-U.S. Plan" means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any Obligor or any Subsidiary primarily for the benefit of employees of such Obligor or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

     "Notes" is defined in Section 1.

     "Obligors" means the Company and the Subsidiary Guarantors.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or any other applicable Obligor, as the context indicates, whose responsibilities extend to the subject matter of such certificate.

     "Original Financial Statements" means the Form 10-K of the Company for the fiscal year ended January 31, 2006.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Earnout Arrangements" is defined in Section 5.15.

     "Permitted Jurisdiction" means (a) the United States of America, (b) the British Virgin Islands and (c) any other country that on the April 30, 2004 was a member of the European Union (other than Greece or Turkey).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which such Obligor or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

     "Pre-taxation Profits" means net income adding back minority interest expense and provision for income tax.

     "Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses (a) through (n) of Section 10.5; and (ii) all other Indebtedness of all Subsidiaries not otherwise permitted pursuant to clauses (a) through (j) of
Section 10.6.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

     "Purchaser" is defined in the first paragraph of this Agreement.

     "Pyramid Freight" means Pyramid Freight BVI and Pyramid Freight, South Africa.

     "Pyramid Freight BVI" means Pyramid Freight (Proprietary) Limited a company incorporated with limited liability in the British Virgin Islands with company number 530960 (excluding Pyramid Freight, South Africa).

     "Pyramid Freight Debt" means a principal amount not exceeding South African Rand 898,725,000 owing by Pyramid Freight, South Africa to Pyramid Freight BVI, and any interest or other liability (actual or contingent) payable in connection with that amount.

     "Pyramid Freight Loan Agreements" means the Loan Agreements as defined in the Cession in Security Agreement.

     "Pyramid Freight, South Africa" means Pyramid Freight (Proprietary) Limited, South Africa branch, a branch of Pyramid Freight BVI with company number 1987/003687/10 in respect only of its operations in South Africa.

     "Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

     "receiver" or "administrator" where it relates to a French Obligor includes an administrateur judiciaire, administrateur provisoire, mandataire ad hoc, conciliateur and mandataire liquidateur.

     "receiver" or "administrator" where it relates to a German Obligor includes an Insolvenzverwalter or creditor's trustee (Sachwalter).

     "reconstruction" where it relates to a French Obligor includes any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with Articles L.236-1 to L.236-24 of the French Commercial Code.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Indebtedness incurred in accordance with Section 10.6 (other than pursuant to clause (a), (d), (e) or (h) of Section 10.6) in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any fees and premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Subsidiary Guarantor in connection with such Refinancing) (except to the extent such increases are otherwise permitted pursuant to Section 10.6(k)); or

          (2) if the Indebtedness being refinanced is Subordinated Indebtedness, create Indebtedness with a final maturity earlier than the final maturity of the Indebtedness being Refinanced (or, if shorter, the final stated maturity of the Notes); provided that (a) if such Subordinated Indebtedness being Refinanced is Indebtedness solely of the Company or a Subsidiary Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or such Subsidiary Guarantor and (b) such Refinancing Indebtedness shall be subordinate to the Notes or in the case of any Subsidiary Guarantor, such Subsidiary Guarantee Agreement, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Related Fund" means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

     "reorganization" where it relates to a German Obligor includes any of the reorganisations mentioned in Section 1 of the Corporate Transformation Act (Umwandlungsgesetz).

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer or director of the Company or another applicable Obligor, as the context indicates, with responsibility for the administration of the relevant portion of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company, or another applicable Obligor, as the context indicates.

     "Senior Indebtedness" means and includes all Indebtedness of the Company, or any Subsidiary owing to any Person that is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or Subsidiary except for Indebtedness of a member of the South African Group or Pyramid Freight BVI.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of any Obligor within the meaning of Regulation S-X promulgated under by the SEC and in any event shall include each Subsidiary Guarantor.

     "South African Facility" means the revolving credit facility dated as of July 13, 2006 made available to any member of the South African Group as such agreement is amended, modified, replaced or refinanced from time to time and shall also mean any subsequent credit facility that is similar to the South African Facility made available to any member of the South African Group.

     "South African Group" means Pyramid Freight South Africa and each South African Subsidiary.

     "South African Rand" means the lawful currency of South Africa.

     "South African Subsidiary" means any member of the Group incorporated in South Africa.

     "South African Subordination Agreement" means Section 25.16 of the Credit Agreement and any related definitions in the Credit Agreement.

     "Spanish Obligor" means an Obligor incorporated or formed in Spain.

     "Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor that is by its express terms subordinated in right of payment to the Notes or the Guaranty of such Subsidiary Guarantor, as the case may be.

     "Subsidiary" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantee Agreement" means the subsidiary guarantee agreement contained in Section 23 (and any and all supplements or joinders thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary Guarantor" means (x):

          (i) UTi (Aust) Pty Limited, ABN 48 006 734 747, a company incorporated in Australia,

          (ii) UTi Africa Services Limited, an international business company incorporated under the laws of the British Virgin Islands,

          (iii) Unigistix Inc, a corporation formed under the laws of New Brunswick,

          (iv) UTi, Canada, Inc., a corporation formed under the laws of Canada,

          (v) Commerce Customs Brokers & Freight Forwarders Ltd., a corporation formed under the laws of Ontario,

          (vi) W. J. Bondy Customs Brokers Limited, a corporation formed under the laws of Ontario,

          (vii) Ambassador Brokerage Limited, a corporation formed under the laws of Ontario,

          (viii) UTi France S.A.R.L., a corporation formed under the laws of France,

          (ix) UTi Deutschland GmbH, a corporation formed under the laws of Germany,

          (x) UTi (HK) Ltd., a corporation formed under the laws of Hong Kong,

          (xi) UTi Nederland B.V., a corporation formed under the laws of the Netherlands,

          (xii) Servicios Logisticos Integrados SLI, S.A., a corporation formed under the laws of Spain,

          (xiii) Union de Servicios Logisticos Integrados, S.A., a corporation formed under the laws of Spain,

          (xiv) UTi (Taiwan) Limited, a corporation formed under the laws of Taiwan,

          (xv) UTi Worldwide (UK) Limited, a corporation formed under the laws of the United Kingdom,

          (xvi) UTi, (U.S.) Holdings, Inc, a corporation formed under the laws of Delaware,

          (xvii) UTi, United States, Inc., a corporation formed under the laws of New York,

          (xviii) UTi, Services, Inc., a corporation formed under the laws of California,

          (xix) UTi Brokerage, Inc., a corporation formed under the laws of California,

          (xx) UTi Logistics, Inc., a corporation formed under the laws of Delaware,

          (xxi) UTi (U.S.) Logistics Holdings Inc., a corporation formed under the laws of Delaware;

          (xxii) Vanguard Cargo Systems, Inc., a corporation formed under the laws of New York,

          (xxiii) UTi, Integrated Logistics, Inc., a corporation formed under the laws of South Carolina,

          (xxiv) Market Industries, Ltd., a corporation formed under the laws of Oregon,

          (xxv) Market Transport, Ltd, a corporation formed under the laws of Oregon,

          (xxvi) Triple Express, Inc., a corporation formed under the laws of Oregon,

          (xxvii) In Transit, Inc., a corporation formed under the laws of Oregon,

          (xxviii) Market Logistics Services, Ltd., a corporation formed under the laws of Oregon,

          (xxix) Market Logistics Brokerage, Ltd., a corporation formed under the laws of Oregon,

          (xxx) Sammons Transportation, Inc. a corporation formed under the laws of Montana,

          (xxxi) Lake States Trucking, Inc. a corporation formed under the laws of Indiana,

          (xxxii) United Express, Ltd. a corporation formed under the laws of Oregon,

          (xxxiii) African Investments B.V., a private limited liability company formed under the laws of the Netherlands,

          (xxxiv) UTi Asia Pacific Limited, an international business company incorporated under the laws of the British Virgin Islands,

          (xxxv) Goddard Company Limited, an international business company incorporated formed under the laws of the British Virgin Islands,

          (xxxvi) UTi International Inc., an international business company incorporated formed under the laws of the British Virgin Islands,

          (xxxvii) UTi (N.A.) Holdings N.V., a corporation formed under the laws of Netherlands Antilles,

          (xxxviii) UTi (Netherlands) Holdings B.V., a private limited company formed under the laws of the Netherlands and

          (xxxix) Pyramid Freight (Proprietary) Limited, an international business company incorporated under the laws of the British Virgin Islands with company number 530960 (provided that Pyramid Freight BVI is only a Subsidiary Guarantor in respect of assets that are not located in South Africa), and

     (y) each other Subsidiary which has executed and delivered a Joinder Agreement pursuant to Section 9.10.

     "SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

     "Synthetic Lease" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

     "Taiwan Guarantor" means a Subsidiary Guarantor incorporated or formed in Taiwan.

     "Tax" means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

     "Taxing Jurisdiction" is defined in Section 13.

     "Threshold CNW Amount" is defined in Section 10.2.

     "trustee" related to a bankruptcy of a Dutch Obligor includes a curator.

     "U.S. Guarantor" means any Subsidiary Guarantor that is incorporated or organized under the laws of the United States of America or any State of the United States of America (including the District of Colombia) or that resides or has a domicile, a place of business or property in the United States of America.

     "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Wholly-Owned Subsidiary" means, as to any Person, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of such Person and such Person's other Wholly-Owned Subsidiaries at such time. Unless the context otherwise requires, any reference to a "Wholly-Owned Subsidiary" is a reference to a Wholly-Owned Subsidiary of the Company.

     "Winding-up, Administraton or Disolution" where it relates to a French Obligor includes a redressement judiciaire, cession totale de l'enterprise or liquidation judiciaire or a procedure de sauvegade unde Livre Sixiene of the French Commercial Code.